Exhibit 10.1
Tenth Amendment to Loan and Security Agreement

Borrower:
(1) Cardlytics, Inc., a Delaware corporation (“Parent”)
(2) Dosh Holdings LLC (formerly known as BSpears Merger Sub II, LLC), a Delaware limited liability company
(3) AFIN Intermediate Holdings, Inc. a Delaware corporation
(4) AFIN Holdings Inc., a Delaware corporation
(5) HSP EPI Acquisition, LLC, a Delaware limited liability company

Date:	April 29, 2022

    THIS TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into between PACIFIC WESTERN BANK, a California state-chartered bank (“PWB”), as Agent and Lender, the other lenders from time to time party to the Loan Agreement, the existing borrowers named above (each and collectively, the “Existing Borrower”), and the additional borrowers named above (each and collectively, “Additional Borrower” together with the Existing Borrower, the “Borrower”). PWB and lenders that may hereafter join as lenders under the Loan Agreement (as defined below) are herein sometimes collectively referred to as “Lenders” and individually as a “Lender”. PWB, in its capacity as administrative and collateral Agent for the Lenders, is referred to herein as the “Agent” (which term shall include any successor Agent in accordance with terms hereof).
Agent, Lenders and Borrower agree to amend the Loan and Security Agreement between them, dated May 21, 2018 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof except as otherwise provided below. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)
1.Amendments to Loan Agreement. Agent, Lender and Borrower (jointly and severally, Existing Borrower and Additional Borrower) agree to amend the Loan Agreement, as follows:
1.1Modification to Negative Covenants. Section 5.5 is hereby amended by
(a)deleting the period at the end of clause (xviii) and adding “; or” in lieu thereof; and
(b)adding a new clause (xix) to the end thereof to read as follows:
“(xix) make any earn-out or deferred purchase price payment in cash in connection with the acquisition of Bridg, Inc. pursuant to the terms of that certain Agreement and Plan of Merger dated as of April 12, 2021 by and among Parent, as the “Parent” therein, Mr. T Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, Bridg, Inc., a Delaware corporation and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Company Security Holders, as defined therein (“Bridg Acquisition Agreement”), provided that with respect to the earn-out or deferred purchase price payment that is due under the Bridg Acquisition Agreement in or about May 2022, Borrower shall be permitted to pay the “First Anniversary Payment
    Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.1

Amount” as defined in the Bridg Acquisition Agreement; provided further, that with respect to the earn-out or deferred purchase price payment that is due under the Bridg Acquisition Agreement in or about May 2023, Borrower shall be permitted to make payments in cash of no more than [***]% of the “Second Anniversary Payment Amount” as defined in the Bridg Acquisition Agreement (estimated to be $[***] in the aggregate as of the Tenth Amendment Effective Date).”
(c)Modification to Definitions. Section 8 of the Loan Agreement is hereby amended by adding the following definition thereto, in alphabetical order, or to the extent such definition already exists, restating such definition, in each case, to read as follows:
“Fee and Syndication Sideletter” means that certain side letter dated as of the Tenth Amendment Effective Date, executed by the Borrower and the Agent with respect to certain fees payable in connection with this Agreement and syndication matters, as it may be amended, modified or restated from time to time.
“Loan Documents” means, collectively, this Agreement, the Representations, the Fee and Syndication Sideletter, and all other present and future documents, instruments and agreements between Agent, or Agent and Lenders and Borrower, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.
“Tenth Amendment” means that certain Tenth Amendment to Loan and Security Agreement, dated as of April 29, 2022 by and among, Agent, Lenders and Borrower.
“Tenth Amendment Effective Date” means April 29, 2022.
1.2Modification to Revolving Loans. Section 1(a)(1)(a) of the Schedule to the Loan Agreement is hereby amended and restated to read as follows:
“(a)    an amount equal to $75,000,000 (the “Maximum Revolving Loan Amount”); provided that (x) the Maximum Revolving Loan Amount shall be $50,000,000 from the Tenth Amendment Effective Date until Agent has received results of an inspection of the Collateral and Borrower’s books and records, which results shall be satisfactory to Agent and Required Lenders in their Good Faith Business Judgment (“RLOC Increase Collateral Audit”), (y) the Maximum Revolving Loan Amount shall be increased to $60,000,000 upon Agent’s receipt of the RLOC Increase Collateral Audit, and (z) the Maximum Revolving Loan Amounts shall be further increased to $75,000,000 upon successful syndication of this credit facility by Agent. The RLOC Increase Collateral Audit is scheduled to commence on or about the Tenth Amendment Effective Date.
1.3Modification to Overall Credit Limit. That portion of Section 1 of the Schedule to the Loan Agreement which currently reads as follows:
    Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.1

“Overall Credit Limit: Notwithstanding any provisions herein to the contrary, in no event shall the total Obligations (including without limitation the Term Loan, the Revolving Loans, and Obligations relating to Ancillary Services) at any time outstanding exceed $51,010,000 (the ‘Overall Credit Limit’).”
is hereby amended and restated to read as follows:
“Overall Credit Limit: Notwithstanding any provisions herein to the contrary, in no event shall the total Obligations (including without limitation the Revolving Loans, and Obligations relating to Ancillary Services) at any time outstanding exceed $76,010,000 (the ‘Overall Credit Limit’).”
1.4Modification to Interest Rate. Section 2(a) of the Schedule to the Loan Agreement is hereby amended and restated to read as follows:
“(a) Revolving
Loans:    The Revolving Loans shall bear interest at a rate equal to [***], per annum.”
1.5Modification to Maturity Date. Section 4 of the Schedule to the Loan Agreement is hereby amended and restated to read as follows:
“4. MATURITY DATE
(Section 6.1):      April __, 2024; provided that the Maturity Date shall be extended for an additional year (i.e. to April __, 2025) if Borrower achieves positive EBITDA for the fiscal year ending December 31, 2023.
“EBITDA” means with respect to any fiscal period, on a consolidated basis, an amount equal to the earnings of Borrower and its Subsidiaries before the sum of (a) tax, plus (b) depreciation and amortization, plus (c) interest, plus (d) non-cash expenses and charges, including, without limitation, any non-cash stock compensation expenses.”
    Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.1

1.6Amendment to Financial Covenants. Section 5 of the Schedule to the Loan Agreement are hereby amended and restated to read as follows:
“5. FINANCIAL COVENANTS
    (Section 5.1):    Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:
Minimum Cumulative
Adjusted Contribution
Margin:    Borrower shall maintain a minimum Cumulative Adjusted Contribution Margin of not less than the amount set forth below for the period specified below, measured on a monthly basis commencing with the month ending January 31, 2022 and the end of each calendar month thereafter:

Period Ended	Minimum Cumulative Adjusted Contribution Margin (000s omitted)
1 month period ending January 31, 2022	[***]
2 month period ending February 28, 2022	[***]
3 month period ending March 31, 2022	[***]
4 month period ending April 30, 2022	[***]
5 month period ending May 31, 2022	[***]
6 month period ending June 30, 2022	[***]
7 month period ending July 31, 2022	[***]
8 month period ending August 31, 2022	[***]
9 month period ending September 30, 2022	[***]
10 month period ending October 31, 2022	[***]
11 month period ending November 30, 2022	[***]
12 month period ending December 31, 2022	[***]
*	*

* For periods after December 31, 2022, the minimum cumulative Adjusted Contribution Margin shall be determined on a trailing twelve month basis and shall reflect [***]% growth over the prior trailing twelve month period; provided that, in no event shall the minimum cumulative Adjusted Contribution Margin for the year 2023 be less than the following:

    Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.1

Trailing Twelve Month Period Ended	Minimum Cumulative Adjusted Contribution Margin (000s omitted)
January 31, 2023	[***]
February 28, 2023	[***]
March 31, 2023	[***]
April 30, 2023	[***]
May 31, 2023	[***]
June 30, 2023	[***]
July 31, 2023	[***]
August 31, 2023	[***]
September 30, 2023	[***]
October 31, 2023	[***]
November 30, 2023	[***]
December 31, 2023	[***]

As used herein, “Adjusted Contribution Margin” shall mean, for any period of determination, the sum of (a) revenue of the Borrower and its Subsidiaries, determined in accordance with GAAP, less (b) the FI Share.

As used herein, “FI Share” shall mean, for any period of determination, the aggregate amount of payments made to Borrower’s financial institution partners, which shall be determined in accordance with the Borrower’s calculation of such amount in effect on the Tenth Amendment Effective Date.

Adjusted
Minimum
Cash:        Borrower shall at all times maintain the Adjusted Minimum Cash, which shall be measured (i) on a monthly basis commencing with the month ending March 31, 2022 and the end of each calendar month thereafter and (ii) in connection with each request for Revolving Loans.
    As used herein, “Adjusted Minimum Cash” means, as of the date of determination, unrestricted cash in demand deposit accounts with Agent of not less than the sum of (a) $25,000,000 minus (b) the Suppressed Availability; provided that in no event shall unrestricted cash in demand deposit accounts with Agent fall below $5,000,000.
As used herein, “Suppressed Availability” means, the amount by which (a) the total amount of all Eligible Accounts (as set forth in the most recent borrowing base certificate provided to the Agent) exceeds (b) the Maximum Revolving Loan Amount.
    Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.1

By way of example, if the Maximum Revolving Loan Amount is $75,000,000, and the total amount of all Eligible Accounts is $90,000,000, then the Suppressed Availability is $15,000,000 ($90,000,000 - $75,000,000) and the Adjusted Minimum Cash is $10,000,000 ($25,000,000 - $15,000,000).
1.7Amendment to Reporting. Section 6(a) of the Schedule to the Loan Agreement is hereby amended and restated, to read as follows
“(a)    Monthly accounts receivable agings, aged by invoice date, with borrowing base certificate, within 30 days after the end of each month and in connection with each request for Revolving Loan;”
1.8Amendment to Additional Provisions. Section 8(b) of the Schedule to the Loan Agreement is hereby amended and restated to read as follows:
“(b)    Deposit Accounts. Borrower shall at all times maintain all of its Deposit Accounts and all of its investment accounts with PWB; provided Borrower may maintain up to a total not to exceed $[***] in Deposit Accounts at other institutions in the United States, in each case, subject to a control agreement among Borrower, such institution and Agent, in form and substance satisfactory to Agent in its Good Faith Business Judgment; provided further that for a Borrower joining the Loan Agreement after the date hereof, additional time may be granted to obtain such control agreements, as set forth in the terms of such joinder agreement; provided further, that with respect to any accounts transferred from Bridg Inc. to Parent prior to its dissolution, Parent shall obtain a control agreement in favor of Agent (in form and substance reasonably satisfactory to Agent) within 60 days after the Ninth Amendment Effective Date; provided further, that notwithstanding anything to the contrary in the Ninth Amendment, within 60 days of the Tenth Amendment Effective Date, HSP EPI shall close its accounts with Huntington National Bank and transition all funds to an account with Agent.”
1.9Amendment to Exhibit A – Agented Credit Provisions. The definition of Total Credit Exposure set forth in Exhibit A (Agented Credit Provisions) to the Loan Agreement is hereby amended and restated to read as follows:
“Total Credit Exposure” of all Lenders is $76,010,000, subject to the limits set forth in Section 1 of the Schedule to the Loan Agreement. The “Total Credit Exposure” of PWB is $61,010,000, which amount may be adjusted as of the date additional Persons join as Lenders in accordance herewith.
2.Conditions to Effectiveness. The effectiveness of this Amendment is conditioned on Agent and Lenders receiving from Borrower such additional documents, instruments and agreements as Agent shall specify in its good faith business judgment, in such form as Agent shall specify in its good faith business judgment, including, without limitation, the following:
2.1this Amendment, executed by Borrower;
2.2a Certified Resolution and Incumbency Certificate for each Borrower;
    Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.1

2.3the Fee and Syndication Sideletter;
2.4Agent’s receipt of the facility fee set forth in Section 3 below; and
2.5such other documents, certificates, or agreements as Agent may reasonably request in connection herewith.
3.Facility Fee. In consideration for Agent and Lenders entering into this Amendment, Borrower shall concurrently pay to Agent for the benefit of Lenders a fee in the amount of $[***], which shall be non-refundable and in addition to all interest and other fees payable to Agent for benefit of Lenders under the Loan Documents. Agent is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Agent.
4.Legal Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Bank for all its documented costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment.
5.Representations True. Borrower represents and warrants to Agent and Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects, except as to representations and warranties that relate to a different date, in which case said representations and warranties continue to be true in all material respects as of said date and those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects.
6.General Release. In consideration for Agent and Lenders entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Agent, Lenders, and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment arising under or in any way related to the Loan Agreement, this Amendment or any other Loan Document or any of the transactions contemplated herein or therein (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Agent and Lenders against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys’ fees of counsel of Lenders’ choice and costs, which Lenders may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.
7.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Agent.
8.General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Agent, Lenders and Borrower, and the other written documents and agreements between Agent, Lenders and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Agent and Lenders on the one hand and Borrower on the other hand shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment may be executed in multiple counterparts, by different parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement.
    Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.1

9.Mutual Waiver of Jury Trial. AGENT AND LENDERS AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE LOAN AGREEMENT, OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AMENDMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

    Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.1

Borrower: CARDLYTICS, INC. By:_____/s/ Kirk Somers____________ Name: Kirk Somers Title: Chief Legal and Privacy Officer	Agent and Lender: PACIFIC WESTERN BANK By:___/s/ Mykas Degesys______________ Name: Mykas Degesys Title: Senior Vice President
Borrower: DOSH HOLDINGS LLC (formerly known as BSPEARS MERGER SUB II, LLC) By:_____/s/ Kirk Somers____________ Name: Kirk Somers Title: Manager
Borrower: AFIN INTERMEDIATE HOLDINGS INC. By:_____/s/ Kirk Somers____________ Name: Kirk Somers Title: President, Treasurer and Secretary
Borrower: AFIN HOLDINGS INC. By:_____/s/ Kirk Somers____________ Name: Kirk Somers Title: President, Treasurer and Secretary
Borrower: HSP EPI ACQUISITION, LLC By:_____/s/ Kirk Somers____________ Name: Kirk Somers Title: Manager and President

    Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.